Exhibit 10.18


                      AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION



     This amendment ("Amendment") is intended to amend the Agreement and Plan of Reorganization dated May 4, 2000, ("Agreement") by and among TSET, Inc., a Nevada corporation ("TSET"); EdgeAudio.Com, Inc., an Oregon corporation ("EdgeAudio"); LYNK Enterprises, Inc., an Oregon corporation ("LYNK"); Robert Lightman, an individual; J. David Hogan, an individual; Eric Alexander, an individual; and Eterna Internacional, S.A. de C.V., a corporation organized and existing under the laws of the Republic of Mexico ("Eterna") (LYNK), Robert I. Lightman, J. David Hogan, Eric J. Alexander, and Eterna are hereinafter
collectively   referred   to  as  the   "Stockholders"),   and  Bryan   Holbrook
("Holbrook").

                                    RECITALS

     TSET, as EdgeAudio's sole shareholder,  has authorized EdgeAudio's Articles
of   Incorporation  to  be  amended  to  authorize  and  issue  Preferred  Stock
("Preferred Stock") of EdgeAudio to Holbrook.

     As a condition to Holbrook's acquisition of the Preferred Stock, certain provisions of the Agreement must be amended.

                                    AMENDMENT

     NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. Holbrook shall hereby be added to the Agreement as a party and shall have privity of contract with all other parties to the Agreement.

     2.   Section 5(a) of the Agreement shall be amended as follows:

          Effective the date of this Amendment (a) Holbrook shall replace James Eric Anderson as a member of EdgeAudio's board of directors, and at that time Holbrook shall also become Chairman of the Board, and (b) Richard A. Papworth ("Papworth") shall replace J. David Hogan as a member of EdgeAudio's board of directors and Papworth shall be elected chief financial officer of EdgeAudio.

     3.   The  following  language  found at the end of the  first  sentence  of
          Section 5(c) of the Agreement shall be deleted: "but with such consultations and determinations as are consistent with TSET's ownership of EdgeAudio".

     4. The term "TSET" at the end of the first sentence of Section 6 of the Agreement shall be changed to "its shareholders." The second sentence of Section 6 of the Agreement shall be amended to read as follows:
          "The shareholders  intend that the Corporate  Business be conducted by



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          EdgeAudio  in  substantially  the same  manner as  conducted  prior to execution and delivery of this Amendment and the Agreement."

     5. The last sentence of Section 8 of the Agreement shall be amended to read as follows: "As an additional inducement to management and to ensure participation by management in the potential future success of EdgeAudio, TSET, as sole stockholder of EdgeAudio, hereby agrees to reserve up to 20% of EdgeAudio's authorized capital stock to be used in Programs to be adopted by EdgeAudio's board of directors and consents to the full participation of management therein. The terms for such participation in the EdgeAudio related Programs shall be established by EdgeAudio's board of directors."

     6. Section 9 of the Agreement shall be deleted in its entirety and replaced by the following: "TSET shall use its best efforts to assist EdgeAudio to negotiate and consummate a long term manufacturing agreement with Eterna International S.A. de C.V. and Johnstowne, Inc. related to the manufacture of product for EdgeAudio upon mutually agreeable terms."

     7. Section 10 of the Agreement shall be deleted in its entirety and replaced by the following:

          (a) In the event that before the earlier of the date all the Earn-out Shares have been issued, the date the Earn-out Period expires, or the date of an IPO of EdgeAudio stock, TSET and/or Holbrook propose to sell part or all of their EdgeAudio stock (other than in an IPO) to a bona fide third party who is willing to purchase such stock, and EdgeAudio, TSET and Holbrook have all declined to exercise any rights to purchase such shares pursuant to Section 3 of the Shareholders Agreement of even data herewith, TSET and/or Holbrook must, pursuant to the timing requirements of Section 3.4 of the Shareholders Agreement, offer to sell such stock to the Stockholders, at the same price and on the same terms of the proposed transfer. The offer shall be made by giving the Stockholders written notice of the proposed transfer (the "Proposed Transfer Notice") stating (1) that TSET and/or Holbrook intends to transfer part or all of their stock, and (2) the terms of the proposed transfer, including the name and address of the proposed transferee, the transfer price, and the terms of payment.

          (b) For 30 days after the Stockholders receive a Proposed Transfer Notice, the Stockholders shall have the option to purchase all of the offered stock. If the Stockholders elect to purchase the offered stock the option shall be exercised upon the Stockholders giving written notice to TSET and/or Holbrook during the option period, which notice shall demonstrate that the Stockholders have obtained financing or a commitment for financing sufficient to fund the purchase. In the event the Stockholders are unable to agree on how many shares of stock each Stockholder shall purchase, each Stockholder shall have the right to purchase the


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               offered  shares  in  proportion  to  the  respective   number  of
               EdgeAudio  Shares set forth opposite such  Stockholder's  name in
               Section 1.

          (c) Following exercise of the option, the parties shall close the purchase no later than 60 days after the Stockholders receive a Proposed Transfer Notice.

          (d) If the option to purchase is not exercised by the Stockholders, TSET and/or Holbrook may complete the transfer(s), but only in strict accordance with the terms previously offered by the transferee stated to the Stockholders as required under Section 10(a).

     8.   Section 13 of the Agreement shall be deleted in its entirety.

     9. Except as expressly amended by this Amendment, all other terms of the Agreement shall remain in full force and effect.

     10. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment may be executed by facsimile signatures, each of which shall be deemed an original.

     11. Section 16 of the Agreement shall be incorporated into this Amendment by this reference and shall fully apply to the terms of this Amendment.

     12.  The  following  shall be added  onto the end of  Section  16(f) of the
          Agreement:  "TO BRYAN HOLBROOK,  142 N. Blue Sage, Layton,  Utah 84040
          (801) 544-0690".

     13. Except as set forth below, EdgeAudio shall not take any of the following actions or participate in the following transactions without TSET's prior written approval: (a) the sale of all or substantially all of its assets; (b) a merger, consolidation or similar transaction;
          (c) confession of any judgment; (d) amendment of its articles of incorporation or bylaws; (e) dissolution, winding up or liquidation;
          (f) the filing of any voluntary petition in bankruptcy; or (g) any action that requires approval under the Oregon Business Corporation Act (the "Act") of more than a majority of the shares entitled to vote on the matter. Notwithstanding the previous sentence or the Act, TSET's approval shall not be required for any action or transaction that would result in TSET receiving or retaining shares or other consideration equal in value to the consideration paid by TSET for its shares of EdgeAudio plus any direct capital contributions made by TSET to EdgeAudio.

     14. Promptly after execution of the Amendment, EdgeAudio shall issue new share certificates to document the ownership of its shares.

     15. EdgeAudio shall cooperate with TSET and supply information related to EdgeAudio as necessary to enable TSET to comply with its obligations to supply information and make reports required by federal and state securities law.

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     16.  EdgeAudio, Robert I. Lightman, LYNK Enterprises, Inc., J. David Hogan,
          Eric J. Alexander, and Eterna Internacional, S.A. de C.V. hereby release TSET and TSET hereby releases the above referenced parties
          from  any  and  all  claims  and  causes  of  action   identified   or
          unidentified that may have arisen after May 4, 2000, related to TSET's obligation to provide additional funding to EdgeAudio or otherwise arising from any cause whatsoever to the extent related to or arising out of the Agreement. This release is intended to release only claims related to breaches and causes of action arising on or before the date of this Amendment, but is not intended to and does not release any of the above referenced parties from their continuing obligations under the Agreement as modified by this Amendment.

     17. EdgeAudio acknowledges that TSET has satisfied $186,100 of its obligation under Section 7 of the Agreement to provide working capital. TSET's obligation to provide the remainder of the funding described in Section 7 of the Agreement shall be suspended until Holbrook has contributed the full $700,000 he is obligated to provide under the Preferred Stock Purchase Agreement of even date herewith.

     18. Section 14 of the Agreement shall be incorporated into this Amendment and the Preferred Stock Purchase Agreement, and any Claims related to this Amendment or the Preferred Stock Purchase Agreement shall be resolved using the dispute resolution mechanism contained in Section 14 of the Agreement.

     19. The parties agree to cooperate with each other and take such other actions and sign such other documentation following the closing as is necessary to effectuate the intent of this Amendment.

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     IN WITNESS  WHEREOF,  the parties have  executed this  Amendment  effective
September 12, 2000.

TSET, Inc.                                   ----------------------------------
                                             Robert I. Lightman, individually



By: /s/ Jeffrey D. Wilson
   -----------------------------------       ----------------------------------
    Jeffrey D. Wilson, Chairman and          J. David Hogan, individually
    Chief Executive Officer


EdgeAudio.Com, Inc.                          ----------------------------------
                                             Eric J. Alexander, individually


                                             /s/ Bryan Holbrook
By: ----------------------------------       ----------------------------------
        Robert I. Lightman                   Bryan Holbrook, individually
        President


LYNK Enterprises, Inc.


By:   --------------------------------
        Winthrop E. Jeanfreau
        President

Eterna Internacional, S.A. de C.V.


By:   --------------------------------
        James Eric Anderson
        President


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     IN WITNESS  WHEREOF,  the parties have  executed this  Amendment  effective
September 12, 2000.

TSET, Inc.                                     /s/ Robert I. Lightman
                                               --------------------------------
                                               Robert I. Lightman, individually


By:                                            /s/ J. David Hogan
   -------------------------------------       --------------------------------
        Jeffrey D. Wilson, Chairman and        J. David Hogan, individually
        Chief Executive Officer

EdgeAudio.Com, Inc.                            --------------------------------
                                               Eric J. Alexander, individually

By: /s/ Robert I. Lightman
   -------------------------------------       --------------------------------
        Robert I. Lightman                     Bryan Holbrook, individually
        President

LYNK Enterprises, Inc.



By:  /s/ Winthrop E. Jeanfreau
   ------------------------------------
         Winthrop E. Jeanfreau
         President

Eterna Internacional, S.A. de C.V.

By: /s/ James Eric Anderson
   ------------------------------------
        James Eric Anderson
        President



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